POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Gioia M. Gentile, Kristin L. Westlund, Mary A. St. Marie, Wendy B. Mahling, and Judy M. Poferl, signing singly, the undersigned's true and lawful attorney-in-fact for the limited purpose to:

(1)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Xcel Energy Inc. (“Xcel”), Forms 3, 4, and 5 under Section 16(a) of the Securities Exchange Act of 1934, as amended, or Forms 144 pursuant to the Securities Act of 1933, as amended, and any appropriate amendment or amendments, supplementations or corrections to such forms;

(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form 144, including any amendments, supplementations or corrections thereto, and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever, including filing the Uniform Application for Access Codes to File on EDGAR, in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Xcel, unless earlier revoked by the undersigned in a signed writing delivered to Xcel.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of October, 2019.

/s/ Kim Williams
Signature

Kim Williams_______________________________
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